Filed pursuant to Rule 433

Registration Statement Nos. 333-216372 and 333-216372-01

CitiFirst Offerings Brochure | October 2018 1 CitiFirst Offerings Brochure for Third Party Investors October 2018

2	CitiFirst Offerings Brochure | October 2018

Introduction to CitiFirst Investments	4

CitiFirst Protection Investments

Market-Linked Certificates of Deposit Linked to the S&P 500® Index (5.0 Years)	5

Market-Linked Certificates of Deposit Linked to the EURO STOXX 50® Index (5.0 Years)	7

Market-Linked Certificates of Deposit Linked to the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. (6.0 Years)	9

Variable Coupon Market-Linked Certificates of Deposit Linked to Ten Stocks (5.0 Years)	11

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (4.0 Years)	13

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (5.0 Years)	15

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (7.0 Years)	17

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (7.0 Years)	19

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.0 Years)	21

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.0 Years)	23

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (5.0 Years)	25

Autocallable Market-Linked Certificates of Deposit Linked to the Citi ETF Market Pilot 5 Excess Return Index (5.0 Years)	27

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (2.5 Years)	29

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.5 Years)	31

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (5.5 Years)	33

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (7.0 Years)	35

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (2.5 Years)	37

CitiFirst Offerings Brochure | October 2018	3

CitiFirst Performance Investments

Market-Linked Notes Linked to the EURO STOXX 50® Index	39

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the Nasdaq-100 Index®	41

Buffered Digital Plus Securities Linked to the EURO STOXX 50® Index	43

Dual Directional Buffer Securities Linked to the Worst Performing of the S&P 500® Index and the EURO STOXX 50® Index	45

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Facebook, Inc., Amazon.com, Inc., Netflix, Inc. and Alphabet Inc.	47

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the S&P 500® Index and the Russell 2000 ® Index	49

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the S&P 500® Index and the Russell 2000 ® Index	51

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the Nasdaq-100 Index®	53

Autocallable Contingent Coupon Equity Linked Securities Linked to Intel Corporation	55

Single Observation ELKS® Based on the Class A Common Stock of Facebook, Inc.	57

Autocallable Contingent Coupon Equity Linked Securities Linked to Adobe Systems Incorporated	59

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Apple Inc. and Amazon.com, Inc.	61

Enhanced Barrier Digital Plus Securities Linked to the EURO STOXX 50® Index	63

General Overview of Investments	65

Important Information for the Monthly Offerings	66

Overview of Key Benefits and Risks of CitiFirst Investments	67

Additional Considerations	68

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

4 CitiFirst Offerings Brochure | October 2018

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi's offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection

Full principal amount due at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

CitiFirst Performance

Payment due at maturity may be less than the principal amount

Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection

CitiFirst Opportunity

Payment due at maturity may be zero

Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:



Equities | Commodities | Currencies | Rates | Alternative Investments

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:



Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

CitiFirst Offerings Brochure | October 2018 5 Market-Linked Certificates of Deposit Linked to the S&P 500® Index (5.0 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Index: S&P 500® Index (Bloomberg ticker: SPX <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 25, 2018 Deposit Date: October 30, 2018 Valuation Date: January 25, 2019, April 25, 2019, July 25, 2019, October 25, 2019, January 27, 2020, April 27, 2020, July 27, 2020, October 26, 2020, January 25, 2021, April 26, 2021, July 26, 2021, October 25, 2021, January 25, 2022, April 25, 2022, July 25, 2022, October 25, 2022, January 25, 2023, April 25, 2023, July 25, 2023 and October 25, 2023 (the “final valuation date”), each subject to postponement if such date is not a Scheduled Trading Day or if a Market Disruption Event occurs on such date Maturity Date: October 30, 2023 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: • If the Average Index Return Percentage is greater than zero: $1,000 x Participation Rate x Average Index Return Percentage • If the Average Index Return Percentage is less than or equal to zero: $0 Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers CUSIP: 17294XHS8 Initial Index Level: , the Closing Level of the Index on the Pricing Date Average Index Return The arithmetic average of the Interim Index Return Percentages as measured on each of the Valuation Percentage: Dates Interim Index Return For each Valuation Date, the percentage change in the Closing Level of the Index from the Pricing Date to Percentage: that Valuation Date, calculated as follows: (i) the Closing Level of the Index on that Valuation Date minus the Initial Index Level, divided by (ii) the Initial Index Level Participation Rate: he Participation Rate will be determined on the Pricing Date and will be between 100% and 110% Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â– A holding period of approximately five years â– Full principal amount due at maturity â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 7 Market-Linked Certificates of Deposit Linked to the EURO STOXX 50® Index (5.0 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Index: EURO STOXX 50® Index (Bloomberg ticker: SX5E <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 26, 2018 Deposit Date: October 31, 2018 Valuation Date: October 26, 2023, subject to postponement if such date is not a Scheduled Trading Day or if a Market Disruption Event occurs Maturity Date: October 31, 2023 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x Participation Rate x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Participation Rate: The Participation Rate will be determined on the Pricing Date and will be between 110% and 130% Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers CUSIP: 17294XHT6 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â– A holding period of approximately five years â– Full principal amount due at maturity â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 9 Market-Linked Certificates of Deposit Linked to the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. (6.0 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Underlyings: Underlying Initial Underlying Coupon Barrier Price** Price* Shares of Class A Common Stock of Facebook, Inc. (ticker symbol: “FB”) $ $ Shares of Common Stock of Amazon.com, Inc. (ticker symbol: “AMZN”) $ $ Shares of Common Stock of Apple Inc. (ticker symbol: “AAPL”) $ $ Shares of Common Stock of Netflix, Inc. (ticker symbol: “NFLX”) $ $ Shares of Class A Common Stock of Alphabet Inc. (ticker symbol: “GOOGL”) $ $ * For each Underlying, its Closing Price on the Pricing Date ** For each Underlying, 100% of its Initial Underlying Price Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 26, 2018 Deposit Date: October 31, 2018 Coupon Payment Dates: The 31st day of each October, beginning in October 2019, each subject to postponement if such day is not a Business Day or the Valuation Date immediately preceding such Coupon Payment Date is postponed. The Coupon Payment Date for the final Valuation Date will be the Maturity Date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | October 2018 Valuation Dates: With respect to each Coupon Payment Date, the third Business Day preceding such Coupon Payment Date, which are expected to be October 28, 2019, October 28, 2020, October 27, 2021, October 26, 2022, October 26, 2023 and October 28, 2024, each subject to postponement if such date is not a Scheduled Trading Day or if a Market Disruption Event occurs Maturity Date: October 31, 2024 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the applicable final coupon payment Coupon: On each Coupon Payment Date, the Deposits will pay a coupon per $1,000 Deposit Amount as follows: • If the Closing Price of each Underlying on the immediately preceding Valuation Date is greater than or equal to its Coupon Barrier Price, the Deposits will pay the Higher Coupon Payment • If the Closing Price of any Underlying on the immediately preceding Valuation Date is less than its Coupon Barrier Price, the Deposits will pay the Lower Coupon Payment Higher Coupon Payment: 6% of the Deposit Amount (equivalent to a coupon rate of 6% per annum). Lower Coupon Payment: 1% of the Deposit Amount (equivalent to a coupon rate of 1% per annum). Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 4.25% of the Deposit Amount. The issue price for investors purchasing the Deposits in fee-based advisory accounts will be 95.75% of the Deposit Amount, assuming no custodial fee is charged by a selected dealer, and up to 96.25% of the Deposit Amount, assuming the maximum custodial fee is charged by a selected dealer. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XJF4 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity-linked investment â– A holding period of approximately six years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 11 Variable Coupon Market-Linked Certificates of Deposit Linked to Ten Stocks (5.0 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 26, 2018 Deposit Date: October 31, 2018 Coupon Payment Dates: The 31st day of each October, beginning in October 2019, each subject to postponement if such day is not a Business Day or the Valuation Date immediately preceding such Coupon Payment Date is postponed, except that the final Coupon Payment Date will be the Maturity Date. Valuation Dates: With respect to each Coupon Payment Date, the third Business Day preceding such Coupon Payment Date, which are expected to be October 28, 2019, October 28, 2020, October 27, 2021, October 26, 2022 and October 26, 2023, each subject to postponement if such date is not a Scheduled Trading Day or if a Market Disruption Event occurs Maturity Date: October 31, 2023 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the applicable final coupon payment Coupon: On each Coupon Payment Date, the Deposits will pay a coupon per $1,000 Deposit Amount equal to the Deposit Amount multiplied by the applicable Variable Rate Variable Rate: For each Coupon Payment Date, the sum of the Weighted Modified Underlying Returns of each Underlying on the immediately preceding Valuation Date, subject to the Minimum Variable Rate Minimum Variable Rate: 1.25% per annum Maximum Variable Rate: 5.00% to 5.50% per annum (to be determined on the Pricing Date) Weighted Modified For each Underlying on any Valuation Date, the Weighting for such Underlying multiplied by the Modified Underlying Return: Underlying Return of such Underlying on such Valuation Date Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., as lead agent, and Incapital LLC, as agent, each acting as principal Placement Fee: Up to 3.75% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | October 2018

Underlyings:	**Underlying**	**Weighting**	**Initial Underlying Price***
	Common Stock of Ford Motor Company (ticker symbol: "F")	10%	$
	Common Stock of AT&T Inc. (ticker symbol: "T")	10%	$
	Common Stock of Cisco Systems, Inc. (ticker symbol: "CSCO")	10%	$
	Common Stock of Verizon Communications Inc. (ticker symbol: "VZ")	10%	$
	Common Stock of Exxon Mobil Corporation (ticker symbol: "XOM")	10%	$
	Common Stock of Altria Group, Inc. (ticker symbol: "MO")	10%	$
	Common Stock of Merck & Co., Inc. (ticker symbol: "MRK")	10%	$
	Common Stock of Chevron Corporation (ticker symbol: "CVX")	10%	$
	Common Stock of Apple Inc. (ticker symbol: "AAPL")	10%	$
	Capital Stock of International Business Machines Corporation (ticker symbol: "IBM")	10%	$
	* For each Underlying, its Closing Price on the Pricing Date		
Modified Underlying Return:	For each Underlying on any Valuation Date, the Modified Underlying Return will be calculated as follows: •if the Underlying Return for such Underlying is **zero or positive:** Maximum Underlying Return •if the Underlying Return for such Underlying is **negative:** the actual Underlying Return, subject to the Minimum Underlying Return		
Underlying Return:	For each Underlying on any Valuation Date, (i) its Closing Price on that Valuation Date *minus* its Initial Underlying Price, *divided by* (ii) its Initial Underlying Price		
Maximum Underlying Return:	5.00% to 5.50% (to be determined on the Pricing Date)		
Minimum Underlying Return:	-15%		
Limited Early Withdrawal:	The Deposits are eligible for early withdrawal **only** in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under "Limited Early Withdrawals" below		
CUSIP:	17294XJC1		

Investor Profile

Investor Seeks:

- A medium-term equity-linked investment
- Full principal amount due at maturity

Investor Can Accept:

- A holding period of approximately five years
- The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the "Summary Risk Factors" section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 13

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (4.0 Years)

Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.	
Index:	Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>)	
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof	
Pricing Date:	October 17, 2018	
Deposit Date:	October 22, 2018	
Valuation Dates:	Expected to be October 18, 2019, October 19, 2020, October 18, 2021 and October 18, 2022 (the "Final Valuation Date"), each subject to postponement if such date is not an Index Business Day	
Maturity Date:	October 21, 2022	
Automatic Early Redemption:	If, on any of the first three Valuation Dates, the Closing Level of the Index is greater than or equal to the applicable Premium Threshold Level, the Deposits will be automatically redeemed on the third New York Business Day following that Valuation Date for an amount in cash per Deposit equal to $1,000 plus the Premium applicable to that Valuation Date. If the Deposits are automatically redeemed following any of the first three Valuation Dates, they will cease to be outstanding and you will not be entitled to receive the Premium applicable to any later Valuation Date.	
Premium	The Premium applicable to each of the first three Valuation Dates is set out below. **The Premium may be significantly less than the appreciation of the Index from the Pricing Date to the applicable Valuation Date.**	
	•October 18, 2019:	5.00% of the Deposit Amount
	•October 19, 2020:	10.00% of the Deposit Amount
	•October 18, 2021:	15.00% of the Deposit Amount
Premium Threshold Level:	•October 18, 2019:	102.50% of the Initial Index Level
	•October 19, 2020:	105.00% of the Initial Index Level
	•October 18, 2021:	107.50% of the Initial Index Level
Payment at Maturity:	If the Deposits have not previously been redeemed, for each $1,000 Deposit Amount, the $1,000 Deposit Amount *plus* the Market-Linked Return, if any	
Market-Linked Return:	•If the Index Return Percentage is **greater than zero:** $1,000 x Index Return Percentage •If the Index Return Percentage is **less than or equal to zero:** $0	
Initial Index Level:	, the Closing Level of the Index on the Pricing Date	
Final Index Level:	The Closing Level of the Index on the Final Valuation Date	
Index Return Percentage:	The percentage change in the Closing Level of the Index from the Pricing Date to the Final Valuation Date, calculated as follows: (i) Final Index Level *minus* Initial Index Level *divided by* (ii) Initial Index Level	

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information.

14 CitiFirst Offerings Brochure | October 2018 Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 3.25% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHU3 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately four years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 15

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (5.0 Years)

Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.	
Index:	Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>)	
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof	
Pricing Date:	October 26, 2018	
Deposit Date:	October 31, 2018	
Valuation Dates:	Expected to be October 28, 2019, October 26, 2020, October 26, 2021, October 26, 2022 and October 26, 2023 (the "Final Valuation Date"), each subject to postponement if such date is not an Index Business Day	
Maturity Date:	October 31, 2023	
Automatic Early Redemption:	If, on any of the first three Valuation Dates, the Closing Level of the Index is greater than or equal to the applicable Premium Threshold Level, the Deposits will be automatically redeemed on the third New York Business Day following that Valuation Date for an amount in cash per Deposit equal to $1,000 plus the Premium applicable to that Valuation Date. If the Deposits are automatically redeemed following any of the first three Valuation Dates, they will cease to be outstanding and you will not be entitled to receive the Premium applicable to any later Valuation Date.	
Premium	The Premium applicable to each of the first three Valuation Dates is set out below. **The Premium may be significantly less than the appreciation of the Index from the Pricing Date to the applicable Valuation Date.**	
	•October 28, 2019:	7.00% of the Deposit Amount
	•October 26, 2020:	14.00% of the Deposit Amount
	•October 26, 2021:	21.00% of the Deposit Amount
	•October 26, 2022:	28.00% of the Deposit Amount
Premium Threshold Level:	•October 28, 2019:	102.50% of the Initial Index Level
	•October 26, 2020:	105.00% of the Initial Index Level
	•October 26, 2021:	107.50% of the Initial Index Level
	•October 26, 2022:	110.00% of the Initial Index Level
Payment at Maturity:	If the Deposits have not previously been redeemed, for each $1,000 Deposit Amount, the $1,000 Deposit Amount *plus* the Market-Linked Return, if any	
Market-Linked Return:	•If the Index Return Percentage is **greater than zero:** $1,000 x Index Return Percentage •If the Index Return Percentage is **less than or equal to zero:** $0	
Initial Index Level:	, the Closing Level of the Index on the Pricing Date	

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information.

16 CitiFirst Offerings Brochure | October 2018 Final Index Level: The Closing Level of the Index on the Final Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Final Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 3.75% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHV1 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 17

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (7.0 Years)



Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.	
Index:	Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>)	
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof	
Pricing Date:	October 26, 2018	
Deposit Date:	October 31, 2018	
Valuation Dates:	Expected to be October 28, 2019, October 26, 2020, October 26, 2021, October 26, 2022, October 26, 2023, October 28, 2024 and October 27, 2025 (the "Final Valuation Date"), each subject to postponement if such date is not an Index Business Day	
Maturity Date:	October 30, 2025	
Automatic Early Redemption:	If, on any of the first three Valuation Dates, the Closing Level of the Index is greater than or equal to the applicable Premium Threshold Level, the Deposits will be automatically redeemed on the third New York Business Day following that Valuation Date for an amount in cash per Deposit equal to $1,000 plus the Premium applicable to that Valuation Date. If the Deposits are automatically redeemed following any of the first three Valuation Dates, they will cease to be outstanding and you will not be entitled to receive the Premium applicable to any later Valuation Date.	
Premium	The Premium applicable to each of the first three Valuation Dates is set out below. **The Premium may be significantly less than the appreciation of the Index from the Pricing Date to the applicable Valuation Date.**	
	•October 28, 2019:	10.00% of the Deposit Amount
	•October 26, 2020:	20.00% of the Deposit Amount
	•October 26, 2021:	30.00% of the Deposit Amount
	•October 26, 2022:	40.00% of the Deposit Amount
	•October 26, 2023:	50.00% of the Deposit Amount
	•October 28, 2024:	60.00% of the Deposit Amount
Premium Threshold Level:	•October 28, 2019:	103.50% of the Initial Index Level
	•October 26, 2020:	107.00% of the Initial Index Level
	•October 26, 2021:	110.50% of the Initial Index Level
	•October 26, 2022:	114.00% of the Initial Index Level
	•October 26, 2023:	117.50% of the Initial Index Level
	•October 28, 2024:	121.00% of the Initial Index Level
Payment at Maturity:	If the Deposits have not previously been redeemed, for each $1,000 Deposit Amount, the $1,000 Deposit Amount *plus* the Market-Linked Return, if any	

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information.

18 CitiFirst Offerings Brochure | October 2018 Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Final Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Final Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 4.25% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHW9 Investor Profile Investor Seeks: Investor Can Accept: â– A long-term equity index-linked investment â– A holding period of approximately seven years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 19

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (7.0 Years)



Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.	
Index:	Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>)	
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof	
Pricing Date:	October 26, 2018	
Deposit Date:	October 31, 2018	
Valuation Dates:	Expected to be October 28, 2019, October 26, 2020, October 26, 2021, October 26, 2022, October 26, 2023, October 28, 2024 and October 27, 2025 (the "Final Valuation Date"), each subject to postponement if such date is not an Index Business Day	
Maturity Date:	October 30, 2025	
Automatic Early Redemption:	If, on any of the first three Valuation Dates, the Closing Level of the Index is greater than or equal to the applicable Premium Threshold Level, the Deposits will be automatically redeemed on the third New York Business Day following that Valuation Date for an amount in cash per Deposit equal to $1,000 plus the Premium applicable to that Valuation Date. If the Deposits are automatically redeemed following any of the first three Valuation Dates, they will cease to be outstanding and you will not be entitled to receive the Premium applicable to any later Valuation Date.	
Premium	The Premium applicable to each of the first three Valuation Dates is set out below. **The Premium may be significantly less than the appreciation of the Index from the Pricing Date to the applicable Valuation Date.**	
	•October 28, 2019:	5.00% of the Deposit Amount
	•October 26, 2020:	10.00% of the Deposit Amount
	•October 26, 2021:	15.00% of the Deposit Amount
	•October 26, 2022:	20.00% of the Deposit Amount
	•October 26, 2023:	25.00% of the Deposit Amount
	•October 28, 2024:	30.00% of the Deposit Amount
Premium Threshold Level:	•October 28, 2019:	102.00% of the Initial Index Level
	•October 26, 2020:	104.00% of the Initial Index Level
	•October 26, 2021:	106.00% of the Initial Index Level
	•October 26, 2022:	108.00% of the Initial Index Level
	•October 26, 2023:	110.00% of the Initial Index Level
	•October 28, 2024:	112.00% of the Initial Index Level
Payment at Maturity:	If the Deposits have not previously been redeemed, for each $1,000 Deposit Amount, the $1,000 Deposit Amount *plus* the Market-Linked Return, if any	

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information.

20 CitiFirst Offerings Brochure | October 2018 Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Final Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Final Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 4.25% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHZ2 Investor Profile Investor Seeks: Investor Can Accept: â– A long-term equity index-linked investment â– A holding period of approximately seven years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 21

Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.0 Years)

Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.	
Index:	Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>)	
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof	
Pricing Date:	October 26, 2018	
Deposit Date:	October 31, 2018	
Valuation Dates:	Expected to be October 28, 2019, October 26, 2020 and October 26, 2021 (the "Final Valuation Date"), each subject to postponement if such date is not an Index Business Day	
Maturity Date:	October 29, 2021	
Automatic Early Redemption:	If, on any of the first three Valuation Dates, the Closing Level of the Index is greater than or equal to the applicable Premium Threshold Level, the Deposits will be automatically redeemed on the third New York Business Day following that Valuation Date for an amount in cash per Deposit equal to $1,000 plus the Premium applicable to that Valuation Date. If the Deposits are automatically redeemed following any of the first three Valuation Dates, they will cease to be outstanding and you will not be entitled to receive the Premium applicable to any later Valuation Date.	
Premium	The Premium applicable to each of the first three Valuation Dates is set out below. **The Premium may be significantly less than the appreciation of the Index from the Pricing Date to the applicable Valuation Date.**	
	•October 28, 2019:	5.00% of the Deposit Amount
	•October 26, 2020:	10.00% of the Deposit Amount
Premium Threshold Level:	•October 28, 2019:	103.50% of the Initial Index Level
	•October 26, 2020:	107.00% of the Initial Index Level
Payment at Maturity:	If the Deposits have not previously been redeemed, for each $1,000 Deposit Amount, the $1,000 Deposit Amount *plus* the Market-Linked Return, if any	
Market-Linked Return:	•If the Index Return Percentage is **greater than zero:** $1,000 x Index Return Percentage •If the Index Return Percentage is **less than or equal to zero:** $0	
Initial Index Level:	, the Closing Level of the Index on the Pricing Date	
Final Index Level:	The Closing Level of the Index on the Final Valuation Date	
Index Return Percentage:	The percentage change in the Closing Level of the Index from the Pricing Date to the Final Valuation Date, calculated as follows: (i) Final Index Level *minus* Initial Index Level *divided by* (ii) Initial Index Level	
Limited Early Withdrawal:	The Deposits are eligible for early withdrawal **only** in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under "Limited Early Withdrawals" below	

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

22 CitiFirst Offerings Brochure | October 2018 Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 3.25% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHX7 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately three years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 23 Autocallable Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.0 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Index: Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 31, 2018 Deposit Date: November 5, 2018 Valuation Dates: Expected to be October 31, 2019, November 2, 2020 and November 1, 2021 (the “Final Valuation Date”), each subject to postponement if such date is not an Index Business Day Maturity Date: November 4, 2021 Automatic Early If, on any of the first three Valuation Dates, the Closing Level of the Index is greater than or equal to the Redemption: applicable Premium Threshold Level, the Deposits will be automatically redeemed on the third New York Business Day following that Valuation Date for an amount in cash per Deposit equal to $1,000 plus the Premium applicable to that Valuation Date. If the Deposits are automatically redeemed following any of the first three Valuation Dates, they will cease to be outstanding and you will not be entitled to receive the Premium applicable to any later Valuation Date. Premium The Premium applicable to each of the first three Valuation Dates is set out below. The Premium may be significantly less than the appreciation of the Index from the Pricing Date to the applicable Valuation Date. • October 31, 2019: 7.50% of the Deposit Amount • November 2, 2020: 15.00% of the Deposit Amount Premium Threshold Level: • October 31, 2019: 102.50% of the Initial Index Level • November 2, 2020: 105.00% of the Initial Index Level Payment at Maturity: If the Deposits have not previously been redeemed, for each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Final Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Final Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24 CitiFirst Offerings Brochure | October 2018 Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 1.00% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHY5 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately three years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 25 Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (5.0 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Index: Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 26, 2018 Deposit Date: October 31, 2018 Valuation Date: October 26, 2023, subject to postponement if such date is not an Index Business Day Maturity Date: October 31, 2023 Payment at Maturity: For each $1,000 Deposit Amount, $1,064 plus the Market-Linked Return, if any Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x the Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 4.25% of the Deposit Amount. The issue price for investors purchasing the Deposits in fee-based advisory accounts will be 95.75% of the Deposit Amount, assuming no custodial fee is charged by a selected dealer, and up to 96.25% of the Deposit Amount, assuming the maximum custodial fee is charged by a selected dealer. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHR0 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

26 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â– A holding period of approximately five years â– Full principal amount due at maturity â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 27

Autocallable Market-Linked Certificates of Deposit Linked to the Citi ETF Market Pilot 5 Excess Return Index (5.0 Years)

Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.	
Index:	Citi ETF Market Pilot 5 Excess Return Index (Bloomberg ticker: CIISMP5N <Index>)	
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof	
Pricing Date:	October 26, 2018	
Deposit Date:	October 31, 2018	
Valuation Dates:	Expected to be October 28, 2019, October 26, 2020, October 26, 2021, October 26, 2022 and October 26, 2023 (the "Final Valuation Date"), each subject to postponement if such date is not an Index Scheduled Trading Day	
Maturity Date:	October 31, 2023	
Automatic Early Redemption:	If, on any of the first three Valuation Dates, the Closing Level of the Index is greater than or equal to the applicable Premium Threshold Level, the Deposits will be automatically redeemed on the third New York Business Day following that Valuation Date for an amount in cash per Deposit equal to $1,000 plus the Premium applicable to that Valuation Date. If the Deposits are automatically redeemed following any of the first three Valuation Dates, they will cease to be outstanding and you will not be entitled to receive the Premium applicable to any later Valuation Date.	
Premium	The Premium applicable to each of the first three Valuation Dates is set out below. **The Premium may be significantly less than the appreciation of the Index from the Pricing Date to the applicable Valuation Date.**	
	•October 28, 2019:	6.00% of the Deposit Amount
	•October 26, 2020:	12.00% of the Deposit Amount
	•October 26, 2020:	18.00% of the Deposit Amount
	•October 26, 2022:	24.00% of the Deposit Amount
Premium Threshold Level:	•October 28, 2019:	102.50% of the Initial Index Level
	•October 26, 2020:	105.00% of the Initial Index Level
	•October 26, 2021:	107.50% of the Initial Index Level
	•October 26, 2022:	110.00% of the Initial Index Level
Payment at Maturity:	If the Deposits have not previously been redeemed, for each $1,000 Deposit Amount, the $1,000 Deposit Amount *plus* the Market-Linked Return, if any	
Market-Linked Return:	•If the Index Return Percentage is **greater than zero:** $1,000 x Index Return Percentage •If the Index Return Percentage is **less than or equal to zero:** $0	
Initial Index Level:	, the Closing Level of the Index on the Pricing Date	

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information.

28 CitiFirst Offerings Brochure | October 2018 Final Index Level: The Closing Level of the Index on the Final Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Final Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 4.25% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XJA5 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 29 Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (2.5 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Index: Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 26, 2018 Deposit Date: October 31, 2018 Valuation Date: April 26, 2021, Subject to postponement if such date is not an Index Business Day Maturity Date: April 29, 2021 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x Participation Rate x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Participation Rate: The Participation Rate will be determined on the Pricing Date and will be 100% Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 2.50% of the Deposit Amount for the applicable Deposits offering. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHL3 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

30 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A short-term equity index-linked investment â– A holding period of approximately 2.5 years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 31 Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.5 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Index: Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 26, 2018 Deposit Date: October 31, 2018 Valuation Date: April 26, 2022, Subject to postponement if such date is not an Index Business Day Maturity Date: April 29, 2022 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x Participation Rate x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Participation Rate: The Participation Rate will be determined on the Pricing Date and will be between 165% and 180% Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 3.25% of the Deposit Amount for the applicable Deposits offering. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHM1 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

32 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â– A holding period of approximately 3.5 years â– Full principal amount due at maturity â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 33 Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (5.5 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Index: Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 26, 2018 Deposit Date: October 31, 2018 Valuation Date: April 26, 2024, Subject to postponement if such date is not an Index Business Day Maturity Date: May 1, 2024 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x Participation Rate x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Participation Rate: The Participation Rate will be determined on the Pricing Date and will be between 275% and 290% Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 3.75% of the Deposit Amount for the applicable Deposits offering. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHN9 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

34 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â– A holding period of approximately 5.5 years â– Full principal amount due at maturity â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 35 Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (7.0 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Index: Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 26, 2018 Deposit Date: October 31, 2018 Valuation Date: October 27, 2025, Subject to postponement if such date is not an Index Business Day Maturity Date: October 30, 2025 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x Participation Rate x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Participation Rate: The Participation Rate will be determined on the Pricing Date and will be between 350% and 365% Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 4.25% of the Deposit Amount for the applicable Deposits offering. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHQ2 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

36 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A long-term equity index-linked investment â– A holding period of approximately seven years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 37 Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (2.5 Years) Indicative Terms* Issuer: Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. Index: Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: October 31, 2018 Deposit Date: November 5, 2018 Valuation Date: April 30, 2021, subject to postponement if such date is not an Index Business Day Maturity Date: May 5, 2021 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: • If the Index Return Percentage is greater than zero: $1,000 x Participation Rate x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level:                , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Participation Rate: The Participation Rate will be determined on the Pricing Date and will be between 120.00% and 135.00% Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers Placement Fee: Up to 1.00% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines. CUSIP: 17294XHP4 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

38 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A short-term equity index-linked investment â– A holding period of approximately 2.5 years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 39 Market-Linked Notes Linked to the EURO STOXX 50® Index    Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per note Pricing date: October 26, 2018 Issue date: October 31, 2018 Valuation date: October 26, 2021, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: October 29, 2021 Payment at maturity: For each $1,000 stated principal amount note you hold at maturity, you will receive an amount in cash determined as follows: • If the final index level is greater than the initial index level: $1,000 + ($1,000 x the index return x the upside participation rate) • If the final index level is less than or equal to the initial index level: $1,000 + ($1,000 x the index return), subject to the minimum payment at maturity If the final index level depreciates from the initial index level, you will be exposed to the first 5% of that depreciation and your payment at maturity will be less than the stated principal amount per note. You should not invest in the notes unless you are willing and able to bear the risk of losing up to $50 per note. Initial index level:    , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Minimum payment at $950 per note (95% of the stated principal amount) maturity: Index return: The final index level minus the initial index level, divided by the initial index level Upside participation rate: 125% to 130%. The actual upside participation rate will be determined on the pricing date. Listing: The notes will not be listed on any securities exchange CUSIP: 17326YL20 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

40 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â– A holding period of approximately three years â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 41

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the Dow Jones Industrial Average™, the Russell 2000® Index and the Nasdaq-100 Index®

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:	See table below
Stated principal amount:	$1,000 per security
Pricing date:	October 26, 2018
Issue date:	October 31, 2018
Valuation dates:	The 26th day of each month beginning in November 2018 and ending on October 26, 2023 (the "final valuation date"), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	Unless earlier redeemed, October 31, 2023
Contingent coupon payment dates:	The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date
Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to between 0.4583% and 0.5417% of the stated principal amount of the securities (equivalent to a contingent coupon rate of between 5.5% and 6.5% per annum) (to be determined on the pricing date) **if and only if** the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. **If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date.**

Underlyings:

Underlying	Initial underlying value*	Coupon barrier value**	Final barrier value***
Dow Jones Industrial Average™			
Russell 2000® Index			
Nasdaq-100 Index®			

* For each underlying, its closing value on the pricing date
** For each underlying, 70% of its initial underlying value
*** For each underlying, 60% of its initial underlying value

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information.

42 CitiFirst Offerings Brochure | October 2018 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the closing value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the closing value of the worst performing underlying on the final valuation date is less than its coupon barrier value but greater than or equal to its final barrier value: $1,000 • If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value: $1,000 + ($1,000 x the underlying return of the worst performing underlying on the final valuation date) If the securities are not automatically redeemed prior to maturity and the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Listing: The securities will not be listed on any securities exchange CUSIP: 17326Y2G0 Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date in January, April, July and October beginning in October 2019 and ending in July 2023 Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that underlying: valuation date Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 43 Buffered Digital Plus Securities Linked to the EURO STOXX 50® Index    Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: EURO STOXX 50® Index Stated principal amount: $1,000 per note Pricing date: October 26, 2018 Issue date: October 31, 2018 Valuation date: October 26, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: October 31, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value is greater than or equal to the initial underlying value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return • If the final underlying value is less than the initial underlying value by an amount less than or equal to the buffer amount: $1,000 • If the final underlying value is less than the initial underlying value by an amount greater than the buffer amount: $1,000 + [$1,000 x (the underlying return + the buffer amount)] If the underlying depreciates from the initial underlying value to the final underlying value by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial index level:    , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Underlying return: The final underlying value minus the initial underlying value, divided by the initial underlying value Digital return amount: At least $550 per security (representing a digital return equal to at least 55% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the initial underlying value. Buffer amount: 25% Listing: The securities will not be listed on any securities exchange CUSIP: 17326Y5E2 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

44 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â– A holding period of approximately five years â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 45 Dual Directional Buffer Securities Linked to the Worst Performing of the S&P 500® Index and the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc Underlying: Underlying Initial underlying value* S&P 500® Index EURO STOXX 50® Index *    For each underlying, its closing value on the pricing date Stated principal amount: $1,000 per security Pricing date: October 26, 2018 Issue date: October 31, 2018 Valuation date: October 26, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: October 31, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value of the worst performing underlying is greater than or equal to its initial underlying value: $1,000 + the upside return amount • If the final underlying value of the worst performing underlying is less than its initial underlying value by an amount less than or equal to the buffer amount: $1,000 + ($1,000 x the absolute underlying return of the worst performing underlying) • If the final underlying value of the worst performing underlying is less than its initial underlying value by an amount greater than the buffer amount: $1,000 + ($1,000 x the underlying return of the worst performing underlying) + $300 If the worst performing underlying decreases from its initial underlying value to its final underlying value by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Final underlying value: For each underlying, its closing value on the valuation date Worst performing The underlying with the lowest underlying return underlying: Upside return amount: $1,000 x the underlying return of the worst performing underlying x the upside participation rate Absolute underlying return: For each underlying, the absolute value of its underlying return Underlying return: For each underlying, (i) its final underlying value minus its initial underlying value, divided by (ii) its initial underlying value For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

46 CitiFirst Offerings Brochure | October 2018 Upside participation rate: At least 155%. The actual upside participation rate will be determined on the pricing date. Buffer amount: 30% Listing: The securities will not be listed on any securities exchange CUSIP: 17326YWH5 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 47 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Facebook, Inc., Amazon.com, Inc., Netflix, Inc. and Alphabet Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity Underlying value* value** value** ratio*** Facebook, Inc. $ $ $ Amazon.com, Inc. $ $ $ Netflix, Inc. $ $ $ Alphabet Inc. $ $ $ *                For each underlying, its closing value on the pricing date **    For each underlying, 60% of its initial underlying value ***    For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: October 26, 2018 Issue date: October 31, 2018 Valuation dates: January 28, 2019, April 26, 2019, July 26, 2019, October 28, 2019, January 27, 2020, April 27, 2020, July 27, 2020, October 26, 2020, January 26, 2021, April 26, 2021, July 26, 2021 and October 26, 2021 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, October 29, 2021 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 3% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 12% per annum) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

48 CitiFirst Offerings Brochure | October 2018 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the closing value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its closing value on the final valuation date) If the securities are not automatically redeemed prior to maturity and the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in January 2019 and ending in July 2021 Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that underlying: valuation date CUSIP: 17324XEZ9 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity-linked investment â– A holding period of approximately three years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 49 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Knock-in value** Underlying value* value** S&P 500® Index Russell 2000® Index *                For each underlying, its closing value on the pricing date **    For each underlying, 70% of its initial underlying value Stated principal amount: $1,000 per security Pricing date: October 26, 2018 Issue date: October 31, 2018 Valuation dates: January 28, 2019, April 26, 2019, July 26, 2019, October 28, 2019, January 27, 2020 and April 27, 2020 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, April 30, 2020 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon between 1.3125% and 1.8125% of the stated principal amount of the securities (equivalent to a contingent coupon rate between 5.25% and 7.25% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

50 CitiFirst Offerings Brochure | October 2018 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the closing value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value: $1,000 • If the closing value of the worst performing underlying on the final valuation date is less than its initial underlying value and a knock-in event has not occurred: $1,000 • If the closing value of the worst performing underlying on the final valuation date is less than its initial underlying value and a knock-in event has occurred: $1,000 + ($1,000 x the underlying return of the worst performing underlying on the final valuation date) If the securities are not automatically redeemed prior to maturity, the closing value of the worst performing underlying on the final valuation date is less than its initial underlying value and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity. Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in April 2019 and ending in January 2020 Knock-in event: A knock-in event will occur if, on any scheduled trading day during the observation period, the closing value of any underlying is less than its knock-in value Observation period: The period from but excluding the pricing date to and including the final valuation date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date CUSIP: 17326Y6W1 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity index-linked investment â– A holding period of approximately 1.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 51 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Knock-in value** Underlying value* value** S&P 500® Index Russell 2000® Index *                For each underlying, its closing value on the pricing date **    For each underlying, 70% of its initial underlying value Stated principal amount: $1,000 per security Pricing date: October 31, 2018 Issue date: November 5, 2018 Valuation dates: January 31, 2019, April 30, 2019, July 31, 2019, October 31, 2019, January 31, 2020 and April 30, 2020 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, May 5, 2020 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon between 1.875% and 2.375% of the stated principal amount of the securities (equivalent to a contingent coupon rate between 7.50% and 9.50% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

52 CitiFirst Offerings Brochure | October 2018 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the closing value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value: $1,000 • If the closing value of the worst performing underlying on the final valuation date is less than its initial underlying value and a knock-in event has not occurred: $1,000 • If the closing value of the worst performing underlying on the final valuation date is less than its initial underlying value and a knock-in event has occurred: $1,000 + ($1,000 x the underlying return of the worst performing underlying on the final valuation date) If the securities are not automatically redeemed prior to maturity, the closing value of the worst performing underlying on the final valuation date is less than its initial underlying value and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity. Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in April 2019 and ending in January 2020 Knock-in event: A knock-in event will occur if, on any scheduled trading day during the observation period, the closing value of any underlying is less than its knock-in value Observation period: The period from but excluding the pricing date to and including the final valuation date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date CUSIP: 17326YAQ9 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity index-linked investment â– A holding period of approximately 1.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 53

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the Dow Jones Industrial Average™, the Russell 2000® Index and the Nasdaq-100 Index®

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.			
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.			
Underlyings:	**Underlying**	**Initial underlying value***	**Coupon barrier value****	**Final barrier value*****
	Dow Jones Industrial Average™			
	Russell 2000® Index			
	Nasdaq-100 Index®			
	* For each underlying, its closing value on the pricing date ** For each underlying, 70% of its initial underlying value *** For each underlying, 60% of its initial underlying value			
Stated principal amount:	$1,000 per security			
Pricing date:	October 31, 2018			
Issue date:	November 5, 2018			
Valuation dates:	The last day of each month beginning in November 2018 and ending on October 31, 2023 (the "final valuation date"), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur			
Maturity date:	Unless earlier redeemed, November 3, 2023			
Contingent coupon payment dates:	The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date			
Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to between 0.6% and 0.683% of the stated principal amount of the securities (equivalent to a contingent coupon rate of between 7.2% and 8.2% per annum) (to be determined on the pricing date) **if and only if** the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. **If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date.**			

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information.

54 CitiFirst Offerings Brochure | October 2018 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the closing value of the worst performing underlying on the final valuation date is greater than or equal to its coupon barrier value: $1,000 plus the contingent coupon payment due at maturity • If the closing value of the worst performing underlying on the final valuation date is less than its coupon barrier value but greater than or equal to its final barrier value: $1,000 • If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value: $1,000 + ($1,000 x the underlying return of the worst performing underlying on the final valuation date) If the securities are not automatically redeemed prior to maturity and the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Listing: The securities will not be listed on any securities exchange CUSIP: 17326YXT8 Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date in January, April, July, and October beginning in October 2019 and ending in July 2023 Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 55 Autocallable Contingent Coupon Equity Linked Securities Linked to Intel Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: Intel Corporation Stated principal amount: $1,000 per note Pricing date: October 18, 2018 Issue date: October 23, 2018 Valuation date: January 18, 2019, April 18, 2019, July 18, 2019 and October 18, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, October 23, 2019 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.875% to 2.125% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 7.50% to 8.50% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Initial underlying value: $    , the closing value of the underlying on the pricing date Coupon barrier value: $    , 80% of the initial underlying value Final barrier value: $    , 80% of the initial underlying value Equity ratio:    , the stated principal amount divided by the initial underlying value Listing: The notes will not be listed on any securities exchange For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

56 CitiFirst Offerings Brochure | October 2018 Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in January 2019 and ending in July 2019 Final underlying value: The closing value of the underlying on the final valuation date CUSIP: 17324XEH9 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 57 Single Observation ELKS® Based on the Class A Common Stock of Facebook, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of Class A common stock of Facebook, Inc. (Nasdaq symbol: “FB”) (the “underlying share issuer”) Stated principal amount: $1,000 per security Pricing date: October                , 2018 (expected to be October 22, 2018) Issue date: October                , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: October                , 2019 (expected to be October 22, 2019), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: October                , 2019 (expected to be October 25, 2019) Coupon: 7.00% to 8.00% per annum. The actual coupon rate will be determined on the pricing date. Coupon payment dates: Expected to be the 25th day of each month, commencing November                , 2018 (expected to be November 25, 2018) and ending on the maturity date Payment at maturity: For each $1,000 security you hold at maturity, you will be entitled to receive the final coupon payment plus: • If a downside event occurs: a number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) • If a downside event does not occur: $1,000 in cash If a downside event occurs, you will not receive the stated principal amount of your securities at maturity and, instead, will receive underlying shares (or, in our sole discretion, cash based on the value thereof) expected to be worth less than 80.00% of the stated principal amount and may be worth nothing. Although you are expected to be subject to the risk of a decline in the price of the underlying shares, you will not participate in any appreciation of the underlying shares over the term of the securities. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold. Downside event: A downside event will occur if the final share price is less than the downside threshold price. Downside threshold price: $    , 80.00% of the initial share price Initial share price: $    , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Equity ratio:    , the stated principal amount divided by the initial share price Listing: The securities will not be listed on any securities exchange CUSIP: 17324XLZ1 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

58 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 59 Autocallable Contingent Coupon Equity Linked Securities Linked to Adobe Systems Incorporated Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: Adobe Systems Incorporated Stated principal amount: $1,000 per note Pricing date: October 23, 2018 Issue date: October 26, 2018 Valuation date: January 23, 2019, April 23, 2019, July 23, 2019 and October 23, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, October 28, 2019 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.75% to 2% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 7% to 8% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Initial underlying value: $    , the closing value of the underlying on the pricing date Coupon barrier value: $    , 80% of the initial underlying value Final barrier value: $    , 80% of the initial underlying value Equity ratio:    , the stated principal amount divided by the initial underlying value Listing: The notes will not be listed on any securities exchange For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

60 CitiFirst Offerings Brochure | October 2018 Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in January 2019 and ending in July 2019 Final underlying value: The closing value of the underlying on the final valuation date CUSIP: 17324XGL8 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 61 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Apple Inc. and Amazon.com, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity Underlying value* value** value** ratio*** Apple Inc. $ $ $ Amazon.com, Inc. $ $ $ *                For each underlying, its closing value on the pricing date **    For each underlying, 70% of its initial underlying value ***    For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: October 23, 2018 Issue date: October 26, 2018 Valuation dates: January 23, 2019, April 23, 2019, July 23, 2019 and October 23, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, October 28, 2019 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.25% to 2.50% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 9% to 10% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

62 CitiFirst Offerings Brochure | October 2018 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the closing value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its closing value on the final valuation date) If the securities are not automatically redeemed prior to maturity and the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in January 2019 and ending in July 2019 Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that underlying: valuation date CUSIP: 17324XDU1 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 63 Enhanced Barrier Digital Plus Securities Linked to the EURO STOXX 50® Index    Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: EURO STOXX 50® Index Pricing date: October 25, 2018 Issue date: October 30, 2018 Valuation date: October 25, 2022, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: October 28, 2022 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value is greater than or equal to the barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return • If the final underlying value is less than the barrier value: $1,000 + ($1,000 x the underlying return) If the final underlying value is less than the barrier value, your payment at maturity will be significantly less than the stated principal amount of your securities and possibly nothing. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Initial underlying value:    , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Digital return amount: $250 to $270 per security (representing a digital return equal to 25% to 27% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the barrier value. Barrier value:    , 75% of the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17326YXS0 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

64 CitiFirst Offerings Brochure | October 2018 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â– A holding period of approximately four years â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2018 65

General Overview of Investments

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero
Contingent Upside Participation MLDs/Notes	1-5 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Market-Linked Notes/ Deposits & Safety First Trust Certificates	3-7 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount
CoBas/PACERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Other-wise, the return equals zero
LASERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

***All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.** This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

66 CitiFirst Offerings Brochure | October 2018 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

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Overview of Key Benefits and Risks of CitiFirst Investments

Benefits

- Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign exchange, interest rates, equities, or a combination thereof.

- Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

- The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment's offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

- Potential for Loss
  - The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer's credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.
  - The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

- Appreciation May Be Limited – Depending on the investment, an investor's appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

- Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer's or guarantor's ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer.

- Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

- Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment's perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.

- Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

- Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

- Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

- The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

- Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer's obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

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Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, governmental or other plans subject to laws substantially similar to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans (each an "Employee Benefit Plan") are permitted to purchase structured investments as long as (A) no Citi affiliate or employee is a fiduciary to such Employee Benefit Plan that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets and (B) the Employee Benefit Plan's acquisition and holding of the structured investment is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as Employee Benefit Plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citi or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the Employee Benefit Plan.

In June 2017, new DOL regulations became applicable that revised the definition of fiduciary investment advice under ERISA. Information contained in this brochure or the applicable offering document(s) is not intended to be fiduciary investment advice. The fiduciary of the Employee Benefit Plan making the decision on behalf of the Employee Benefit Plan to purchase the structured investments (the "Plan Fiduciary") will be deemed to represent and acknowledge that (a) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition and continued holding by the Employee Benefit Plan of the structured investment; (b) the Plan Fiduciary is a "fiduciary" with respect to the Benefit Plan Investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Employee Benefit Plan's acquisition, and continued holding, of the structured investments; (c) the Plan Fiduciary acknowledges that no fee or other compensation that may be paid to Citi or its affiliated entities is for the provision of investment advice regarding the decision of whether to invest or retain an investment in structured investments; (d) Citi and its affiliates have a financial interest in the Employee Benefit Plan's investment in the structured investments, as disclosed in the applicable offering document(s); and (e) none of Citi or its affiliates is undertaking to provide impartial investment advice or to give investment advice in a fiduciary capacity, and has not given and will not give investment advice or otherwise made or will make a recommendation, in connection with the Employee Benefit Plan's initial or continued investment in the structured investments.

You should refer to the section "ERISA Matters" in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the "CO") or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such

68 CitiFirst Offerings Brochure | October 2018 Additional Considerations Please note that the information contained as, for example, an addition to bonus) based on been reviewed by any regulatory authority in in this brochure is current as of the date the purchase of structured investments by the Hong Kong. Investors are advised to exercise indicated and is not intended to be a complete Employee Benefit Plan. caution in relation to the offer. If Investors are description of the terms, risks and benefits in any doubt about any of the contents of this associated with any particular structured In June 2017, new DOL regulations became document, they should obtain independent investment. Therefore, all of the information applicable that revised the definition of professional advice. set forth herein is qualified in its entirety by fiduciary investment advice under ERISA. the more detailed information provided in the Information contained in this brochure or This offer is not being made in Hong Kong, offering documents(s) and related material for the applicable offering document(s) is not by means of any document, other than (1) to the respective structured investment. intended to be fiduciary investment advice. persons whose ordinary business it is to buy or The fiduciary of the Employee Benefit Plan sell shares or debentures (whether as principal The structured investments discussed within making the decision on behalf of the Employee or agent); (2) to “professional investors” within this brochure are not suitable for all investors. Benefit Plan to purchase the structured the meaning of the Securities and Futures Prospective investors should evaluate their investments (the “Plan Fiduciary”) will be Ordinance (Cap. 571) of Hong Kong (the “SFO”) financial objectives and tolerance for risk prior deemed to represent and acknowledge and any rules made under the SFO; or (3) in to investing in any structured investment. that (a) the Plan Fiduciary is capable of other circumstances which do not result in the evaluating investment risks independently, document being a “prospectus” as defined in Tax Disclosure both in general and with respect to particular the Companies Ordinance (Cap. 32) of Hong transactions and investment strategies, Kong (the “CO”) or which do not constitute an Citigroup Inc., its affiliates and including the acquisition and continued offer to the public within the meaning of the employees do not provide tax or legal holding by the Employee Benefit Plan of the CO. advice. To the extent that this brochure structured investment; (b) the Plan Fiduciary is or any offering document(s) concerns a “fiduciary” with respect to the Benefit Plan There is no advertisement, invitation or Investor within the meaning of Section 3(21) document relating to structured investments, tax matters, it is not intended to be of ERISA, Section 4975 of the Code, or both, which is directed at, or the contents of which used and cannot be used by a taxpayer and is responsible for exercising independent are likely to be accessed or read by, the public for the purpose of avoiding penalties judgment in evaluating the Employee Benefit in Hong Kong (except if permitted to do so that may be imposed by law. Any such Plan’s acquisition, and continued holding, under the laws of Hong Kong) other than with taxpayer should seek advice based on of the structured investments; (c) the Plan respect to structured investments which are or the taxpayer’s particular circumstances Fiduciary acknowledges that no fee or other are intended to be disposed of only to persons from an independent tax advisor. compensation that may be paid to Citi or outside Hong Kong or only to the persons or in its affiliated entities is for the provision of the circumstances described in the preceding ERISA and IRA Purchase Considerations investment advice regarding the decision of paragraph. whether to invest or retain an investment Employee benefit plans subject to ERISA, in structured investments; (d) Citi and its WARNING TO INVESTORS IN SINGAPORE governmental or other plans subject to laws affiliates have a financial interest in the ONLY: This document has not been registered substantially similar to ERISA, retirement Employee Benefit Plan’s investment in the as a prospectus with the Monetary Authority accounts (including Keogh, SEP and SIMPLE structured investments, as disclosed in the of Singapore under the Securities and Futures plans, individual retirement accounts and applicable offering document(s); and (e) Act, Chapter 289 of the Singapore Statutes individual retirement annuities) and entities none of Citi or its affiliates is undertaking to (the Securities and Futures Act). Accordingly, the assets of which are deemed to constitute provide impartial investment advice or to give neither this document nor any other document the assets of such plans (each an “Employee investment advice in a fiduciary capacity, and or material in connection with the offer or sale, Benefit Plan”) are permitted to purchase has not given and will not give investment or invitation for subscription or purchase, of structured investments as long as (A) no Citi advice or otherwise made or will make a the structured investments may be circulated affiliate or employee is a fiduciary to such recommendation, in connection with the or distributed, nor may the structured Employee Benefit Plan that has or exercises Employee Benefit Plan’s initial or continued investments be offered or sold, or be made any discretionary authority or control investment in the structured investments. the subject of an invitation for subscription with respect to the assets of such plan or or purchase, whether directly or indirectly, retirement account used to purchase the You should refer to the section “ERISA to the public or any member of the public in structured investments or renders investment Matters” in the applicable offering Singapore other than in circumstances where advice with respect to those assets and (B) document(s) for more information. the registration of a prospectus is not required the Employee Benefit Plan’s acquisition and and thus only (1) to an institutional investor or holding of the structured investment is not Distribution Limitations and Considerations other person falling within section 274 of the prohibited by any such provisions or laws or is Securities and Futures Act, (2) to a relevant exempt from any such prohibition. This document may not be distributed in any person (as defined in section 275 of the jurisdiction where it is unlawful to do so. The Securities and Futures Act) or to any person However, individual retirement accounts, investments described in this document may pursuant to section 275(1A) of the Securities individual retirement annuities and Keogh not be marketed, or sold or be available for and Futures Act and in accordance with the plans, as well as Employee Benefit Plans that offer or sale in any jurisdiction outside of the conditions specified in section 275 of that Act, permit participants to direct the investment U.S., unless permitted under applicable law and or (3) pursuant to, and in accordance with the of their accounts, will not be permitted to in accordance with the offering documents and conditions of, any other applicable provision purchase or hold the structured investments if related materials. In particular: of the Securities and Futures Act. No person the account, plan or annuity is for the benefit receiving a copy of this document may treat of an employee of Citi or a family member and WARNING TO INVESTORS IN HONG KONG the same as constituting any invitation to the employee receives any compensation (such ONLY: The contents of this document have not him/her, unless in the relevant territory such

CitiFirst Offerings Brochure | October 2018 69 an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or    (iii) the transfer is by operation of law.

70 CitiFirst Offerings Brochure | October 2018 Notes

CitiFirst Offerings Brochure | October 2018 71 Notes